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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 24, 2002
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                               GALEY & LORD, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

               0-20080                                56-1593207
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       (Commission File Number)         (IRS Employer Identification Number)

                 980 Avenue of the Americas, New York, NY 10008
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                    (Address of Principal Executive Offices)




        Registrant's telephone number, including area code (212) 465-3000
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ITEM 5.  OTHER EVENTS


         As previously reported, on February 19, 2002, (the "Filing Date") Galey & Lord, Inc. (the "Company") and each of its domestic subsidiaries (together with the Company, the "Debtors") filed voluntary petitions under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 02-40445 through 02-40456 (ALG)). The Company and such subsidiaries remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. On February 19, 2002, the Company and such subsidiaries filed a motion seeking to enter into a credit facility of up to $100 million in debtor-in-possession ("DIP") financing with First Union National Bank (the "Agent") and Wachovia Securities, Inc. On February 21, 2002, the Bankruptcy Court entered an interim order approving the facility and authorizing immediate access to $30 million. On March 19, 2002, the Bankruptcy Court entered a final order approving the entire $100 million DIP financing.

         As permitted under the terms of the final DIP financing agreement (the "DIP Agreement"), the Company has exercised its right to permanently reduce the
Total Commitment (as defined in the DIP Agreement) under the DIP Agreement from $100 million to $75 million, effective September 24, 2002. At September 24, 2002, the Company had no outstanding borrowings under the DIP Agreement (except for an outstanding standby letter of credit of approximately $3.9 million) and the Company had domestic cash on hand of approximately $34.5 million.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:  None

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     GALEY & LORD, INC.



                                                     By:  /s/ Leonard F. Ferro
                                                         -----------------------
                                                            Leonard F. Ferro
                                                            Vice President

Date: September 27, 2002